Exhibit 99.1

FOR FURTHER INFORMATION CONTACT:
Investor Relations Contact: Don Duffy/Brian Prenoveau 203-682-8200 Media Contact: Alecia Pulman 203-682-8200

Jamba, Inc. Reports Financial Results For The

12 Week and 28 Week Periods Ended July 24, 2007

12 Week Period Ended July 24, 2007 Total Revenues of $89.6 Million,

Up 14.1% over Prior Year Same Period, and Addition of 27 Company-Owned Stores

Emeryville, CA, August 30, 2007 (BUSINESS WIRE) — Jamba, Inc. (NASDAQ:JMBA; NASDAQ:JMBAU; NASDAQ:JMBAW) (the “Company”) today reported financial results for the 12 week period ended July 24, 2007.

The Company’s GAAP-financial statements include the results of its wholly owned subsidiary, Jamba Juice Company, for the 12 and 28 week periods ended July 24, 2007.

Highlights of the Company’s 12 week period ended July 24, 2007:

♦ Record 12 week period total revenue of $89.6 million and 28 week period revenue of $179.0 million.

♦ Record 12 week period openings of 27 company-owned stores, including our first company-owned store in Las Vegas, Nevada, bringing the total store count to 645 system-wide.

“Jamba Juice continues to execute its growth strategy by focusing on building brand presence and raising frequency of customer visit. This is reflected by new store growth and by the continued innovation of our product offering to make Jamba Juice a more relevant part of our customers’ daily lives,” said Paul Clayton, Chief Executive Officer of the Company.

“During the first half of 2007 we introduced All Fruit™ smoothies. Pomegranate Paradise™ was the single most successful product we’ve introduced, underscoring the broad demand for healthy and delicious beverages made from 100% pure fruit and fruit juices. We followed with our Functional smoothies and boosts, products designed to target the health benefits most important to our customers,” concluded Mr. Clayton.

The Company’s Financial Results for the 12 Week Period Ended July 24, 2007

Following the completion of the acquisition of Jamba Juice Company on November 29, 2006 and the subsequent name change of the Company from Services Acquisition Corp. International (“SACI”) to Jamba, Inc., the Company changed its fiscal year reporting period. The Company now operates on a fiscal 16-12-12-12 week operating calendar year ending on the Tuesday closest to December 31st of each year. The Company’s third fiscal quarter will be a 12-week operating period ending on October 16, 2007. Additionally, because fiscal 2007 will be a transition year to the new fiscal calendar, the fourth quarter of fiscal year 2007 will be an 11-week operating period.

In the 12 week period ended July 24, 2007, 27 new company-owned stores were opened, compared to 22 new company-owned stores in the prior year period, increasing the total number of stores in the system to 645, with 427 company-owned stores and 218 franchised stores.

Total revenue was $89.6 million and is primarily attributable to smoothie and juice sales.

Cost of sales was $23.7 million, or 27.4% of company-owned store revenue.

Labor costs were $26.5 million, or 30.7% of company-owned store revenue.

Occupancy costs were $8.6 million, or 10.0% of company-owned store revenue.

Store operating expense was $10.9 million, or 12.6% of company-owned store revenue. Store operating expense includes all costs to operate the store, including costs for advertising and marketing.

General and administrative expenses were $10.5 million, or 11.7% of total revenue. General and administrative expense includes stock-based compensation expenses as a result of the Company’s adoption of SFAS No. 123(R), “Share-based Payment”, and costs associated with being a public company, including audit and legal fees, consulting fees, and investments in personnel and infrastructure.

Store pre-opening expenses were $1.5 million, or 1.6% of total revenue, attributable to opening 27 company-owned stores in the 12 week period ended July 24, 2007.

Other operating expenses were $1.4 million, or 1.5% of total revenue. These costs include a $0.5 million effect of a purchase accounting adjustment relating to jambacard redemptions in the 12 week period ended July 24, 2007.

For the 12 week period ended July 24, 2007, the Company reported net income of $2.3 million, or $0.04 per fully diluted share, which includes a pre-tax non-cash gain of $0.3 million, or $0.01 per fully diluted share, related to the change in the fair value of derivative liabilities. The derivative liability relates to warrants issued in the 2005 initial public offering of SACI.

The Company’s Financial Results for the 28 Week Period Ended July 24, 2007

In the 28 week period ended July 24, 2007, 44 new company-owned stores were opened, compared to 28 new company-owned stores opened the in 28 week period ended July 25, 2006.

Total revenue was $179.0 million and is primarily attributable to smoothie and juice sales.

Cost of sales was $47.2 million, or 27.4% of company-owned store revenue.

Labor costs were $55.3 million, or 32.1% of company-owned store revenue.

Occupancy costs were $19.5 million, or 11.3% of company-owned store revenue.

Store operating expense was $22.0 million, or 12.7% of company-owned store revenue. Store operating expense includes all costs to operate the store, including costs for advertising and marketing.

General and administrative expenses were $25.5 million, or 14.2% of total revenue. General and administrative expense includes stock-based compensation expenses as a result of the Company’s adoption of SFAS No. 123(R), and costs associated with being a public company, including audit and legal fees, consulting fees, and investments in personnel and infrastructure.

Store pre-opening expenses were $2.6 million, or 1.5% of total revenue, attributable to opening 44 company-owned stores in the 28 week period ended July 24, 2007.

Other operating expenses were $3.0 million, or 1.7% of total revenue. These costs include a $1.1 million effect of a purchase accounting adjustment relating to jambacard redemptions in the 28 week period ended July 24, 2007.

For the 28 week period ended July 24, 2007, the Company reported net income of $14.3 million, or $0.24 per fully diluted share, which includes a pre-tax non-cash gain of $15.5 million, or $0.26 per fully diluted share, related to the change in the fair value of derivative liabilities. The derivative liability relates to warrants issued in the 2005 initial public offering of SACI.

The Company’s Pro Forma Results of Operations for the 12 Week Period Ended July 24, 2007 Compared to Combined Results of Operations for the 12 Week Period Ended July 25, 2006*

To provide a more meaningful comparison of operating results from the second fiscal quarter to the operating results of the same period a year ago, the Company has provided the following discussion of the pro forma results of operations for the 12 week period ended July 24, 2007 as compared to the combined results of operations for the 12 week period ended July 25, 2006. The pro forma adjustments for 2007 are a result of certain purchase accounting adjustments related to the Company’s acquisition of Jamba Juice Company in November 2006 and the effects of the adoption of FAS 123(R) in fiscal 2006. The combined results of operations for the prior year include the results of operations of Jamba Juice Company and SACI for the 12 week period ended July 25, 2006. The combined results do not include the effect of the purchase accounting adjustments resulting from the purchase of Jamba Juice Company.

Revenue increased 14.1% to $89.6 million from $78.5 million in the prior year period. The growth in revenue was primarily attributable to revenue from new stores.

Company-owned store comparable store sales were negative 3.5% compared to 5.9% in the prior year period. Comparable store sales were primarily impacted by softer sales in California.

Costs of sales increased to $23.7 million, or 27.4% of company-owned store revenue, as compared with 25.2% in the prior year period. Costs were negatively impacted by continued effects of the January orange freeze and higher dairy and distribution costs for fruit and juice.

Labor costs increased to $26.5 million, or 30.7% of company-owned store revenue, as compared with 30.3% in the prior year period. Costs increased because of higher wage rates in California due to minimum wage rate increases and the de-leveraging impact of negative comp sales on the fixed component of our labor costs. Although it varies by season, approximately 35% of our labor cost is fixed.

Occupancy costs increased to $8.2 million, or 9.5% of company-owned store revenue, as compared with 8.5% in the prior year period. The higher percentage was primarily due to the record high number of 65 new company-owned stores opened between July 25, 2006 and July 24, 2007 and de-leverage from negative comparable store sales.

Store operating expense increased to $10.9 million, or 12.6% of company-owned store revenue, as compared with 9.7% in the prior year period. The higher costs were driven primarily by increased marketing and brand development investments and higher maintenance costs during the quarter.

Store level operating income decreased by $3.0 million and was negatively affected by increased store operating expenses and investments in marketing and brand development.

General and administrative expenses increased to $9.6 million, or 10.7% of total revenue, compared to 8.6% in the prior year period. On a comparable period basis the Company has incurred higher costs associated with being a public company (including legal, audit, and consulting fees) and has made the investments in personnel and infrastructure to aid in accelerating the Company’s growth plans.

Store pre-opening expenses increased to $1.5 million, or 1.6% of total revenue, compared to 1.4% from the prior year period. This increase is a direct result of more store openings as well as the preparation for a greater number of new store openings in the upcoming quarters. In the second fiscal quarter of 2007, the Company opened 27 new company-owned stores as compared to 22 in the prior year period.

Other operating expenses decreased to $0.8 million, or 0.9% of total revenue, as compared to 3.9% of total revenue in the prior year period. The majority of this decrease is due to lower franchise support expenses and higher asset write-downs in the prior year.

Capital Resources

On July 24, 2007, the Company had cash and cash equivalents of $65.0 million. The Company intends to use its available cash resources to invest in its core business, primarily through building out new locations or upgrading existing locations and other new business opportunities related to its core business. The Company may also use its available cash resources to make additional acquisitions of franchisees’ stores.

Conference Call

Steve Berrard, Chairman; Paul Clayton, CEO; Don Breen, CFO; and Jake Bodden, VP, IR will conduct an earnings conference call to discuss second quarter financial results on August 30, 2007 at 5:00 p.m. ET. The call can be accessed live over the phone by dialing (800) 289-0572 or for international callers by dialing (913) 981-5543. A simultaneous webcast of the call will be available by visiting http://www.jambajuice.com. A replay will be available at 8:00 p.m. ET and can be accessed by dialing (888) 203-1112 or (719) 457-0820 for international callers; the pin number is 7764417. The replay will be available until September 13, 2007.

About Jamba, Inc.

Jamba, Inc. is a holding company and through its wholly-owned subsidiary, Jamba Juice Company, owns and franchises JAMBA JUICE ® stores. Founded in 1990, JAMBA JUICE is the category-defining leader in healthy blended beverages, juices, and good-for-you snacks. Today, JAMBA JUICE has more than 640 stores, of which more than 425 are company-owned and operated. For the nearest location or a complete menu including new All Fruit™ and Functional smoothies, please call: 1-866-4R-FRUIT or visit the JAMBA JUICE website at http://www.jambajuice.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Forward-looking statements in this release include those related to revenue growth and expectations regarding store openings, customer frequency, market development and commodity and other costs. Such forward-looking statements, based upon the current beliefs and expectations of Jamba, Inc.’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: demand for the products and services that Jamba, Inc. provides; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which Jamba, Inc. is engaged; general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks detailed in the Company’s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. The Company does not assume any obligation to update the information contained in this press release.

*Use of Non-GAAP Financial Measures

In this earnings release, conference calls, slide presentations, or webcasts, the Company may use or discuss pro forma financial results for the 12 week and 28 week periods ended July 24, 2007 for the Company as compared to the combined operating results for the 12 week and 28 week periods ended July 25, 2006 for Jamba Juice Company and SACI. The pro forma financial information for both periods of 2007 uses non-GAAP financial measures as defined by SEC Regulation G, including certain purchase accounting adjustments and the effects of the adoption of FAS 123(R) in 2006. Since the Company was not an operating company prior to its acquisition of Jamba Juice Company, management believes the combined financial information for both periods of 2006 is a more meaningful and informative measure of the Company’s financial performance. Management believes the pro forma and combined financial information are useful to investors in evaluating and comparing the Company’s operating performance. The Company does not intend for the pro forma and combined financial information to be considered in isolation or as a substitute for any GAAP measure. This financial information, as presented, may not be comparable to similarly titled measures of other companies.

The Company defines store-level operating income to be company store revenue minus operating costs, excluding store closures and impairment costs in the event closure or impairment charges are incurred. It does not include marketing, general and administrative costs, depreciation and amortization, franchise and other revenue and other operating and pre-opening costs. The Company believes that store level operating income is an important measure of financial performance because it is widely regarded in the restaurant industry as a useful metric by which to evaluate continuing store-level operating efficiency and performance. Store-level operating income is not a measurement determined in accordance with GAAP and should not be considered in isolation or as an alternative to income from operations or net income as indicators of financial performance. Store-level operating income as presented may not be comparable to other similarly titled measures of other companies.

JAMBA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share amounts)	July 24, 2007	January 9, 2007
Assets
Current assets:
Cash and cash equivalents	$64,955	$87,379
Restricted cash	4,848	—
Receivables, net of allowances of $132 and $96, respectively	2,689	3,420
Inventories	3,745	2,356
Deferred income taxes	6,152	6,170
Prepaid rent	662	1,880
Prepaid expenses and other current assets	5,334	3,563

Total current assets	88,385	104,768

Property, fixtures and equipment, net	109,687	85,305
Goodwill	101,515	94,162
Trademarks and other intangible assets, net	177,231	177,580
Other long-term assets	3,322	5,738

Total assets	$480,140	$467,553

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$12,919	$10,456
Accrued compensation and benefits	8,739	6,702
Workers' compensation and health self-insurance reserves	4,588	3,917
Accrued store value cards	18,018	19,712
Litigation settlement payable	—	614
Other accrued expenses	8,987	4,749
Derivative liability	53,234	71,197

Total current liabilities	106,485	117,347

Deferred franchise revenue	174	50
Deferred income tax	57,218	60,331
Deferred rent and other long-term liabilities	7,556	3,950
Commitments and contingencies	—	—

Stockholders' equity:
Common stock, $0.001 par value, 150,000,000 shares authorized: 52,552,141 issued and outstanding at July 24, 2007 and 51,881,616 shares issued and outstanding at January 9, 2007	52	52
Additional paid-in-capital	349,811	341,256
Accumulated deficit	(41,156)	(55,433)

Total stockholders' equity	308,707	285,875

Total liabilities and stockholders' equity	$480,140	$467,553

JAMBA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	12 Week Period Ended		28 Week Period Ended
(In thousands, except share and per share amounts)	July 24, 2007	July 25, 2006	July 24, 2007	July 25, 2006
Revenue:
Company stores	$86,213	$—	$172,374	$—
Franchise revenue	3,396	—	6,621	—

Total revenue	89,609	—	178,995	—

Operating expenses:
Cost of sales	23,659	—	47,211	—
Labor costs	26,477	—	55,342	—
Occupancy costs	8,592	—	19,543	—
Store operating expense	10,904	—	21,964	—
Depreciation and amortization	4,013	—	9,264	—
General and administrative expense	10,491	—	25,494	—
Store pre-opening expense	1,462	—	2,625	—
Other operating expense	1,370	—	2,958	—
Formation and operating costs	—	102	—	326

Total operating expenses	86,968	102	184,401	326

Income/(loss) from operations	2,641	(102)	(5,406)	(326)

Other income (expense):
Gain (loss) from derivative liability	329	30,165	15,480	(52,170)
Interest income	921	1,033	2,316	2,186
Interest expense	(24)	—	(135)	—

Total other income (expense)	1,226	31,198	17,661	(49,984)

Net income / (loss) before income tax	3,867	31,096	12,255	(50,310)

Income tax (expense) benefit	(1,539)	(39)	2,023	(136)

Net income (loss)	$2,328	$31,057	$14,278	$(50,446)

Weighted-average shares used in computation of earnings (loss) per share:

Basic	52,391,434	21,000,000	52,100,109	21,000,000
Diluted	58,903,104	28,535,500	58,703,021	21,000,000

Earnings (loss) per share:
Basic	$0.04	$1.48	$0.27	$(2.40)
Diluted	$0.04	$1.09	$0.24	$(2.40)

PROFORMA 2007 JAMBA INC. (W/OUT PURCHASE ACCT & FAS 123R) TO COMBINED RESULTS OF OPERATIONS FOR 2006

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE 12 WEEK PERIOD ENDED JULY 24, 2007 AND JULY 25, 2006

(Unaudited)

(In thousands)	12 Week Period Ended July 24, 2007	% of Revenue		Effect of Purchase Accounting and FAS 123(R)		PROFORMA 2007 12 Week Period Ended July 24, 2007	% of Revenue		2006 Combined Results of Operations (6) 12 Week Period Ended July 25, 2006	% of Revenue
Revenue:
Company stores	$86,213	96.2%				$86,213	96.2%		$75,659	96.4%
Franchise revenue	3,396	3.8				3,396	3.8		2,817	3.6

Total revenue	89,609	100.0		—		89,609	100.0		78,476	100.0

Operating expenses:
Cost of sales	23,659	27.4	(1)			23,659	27.4	(1)	19,061	25.2	(1)
Labor costs	26,477	30.7	(1)			26,477	30.7	(1)	22,887	30.3	(1)
Occupancy costs	8,592	10.0	(1)	$(359	)(5)	8,233	9.5	(1)	6,433	8.5	(1)
Store operating expense	10,904	12.6	(1)			10,904	12.6	(1)	7,322	9.7	(1)
Depreciation and amortization	4,013	4.5		(176	)(2)	3,837	4.3		2,915	3.7
General and administrative expense	10,491	11.7		(911	)(3)	9,580	10.7		6,755	8.6
Store pre-opening expense	1,462	1.6				1,462	1.6		1,076	1.4
Other operating expense	1,370	1.5		(542	)(4)	828	0.9		3,075	3.9
Formation and operating costs									102	0.1

Total operating expenses	86,968	97.1		(1,988)		84,980	94.8		69,626	88.7

Income from operations	2,641	2.9		1,988		4,629	5.2		8,850	11.3

Other income:
Gain from derivative liability	329	0.4		—		329	0.4		30,165	38.4
Interest income	921	1.0		—		921	1.0		1,065	1.4
Interest expense	(24)	(0.0)		—		(24)	(0.0)		(265)	(0.3)

Total other income	1,226	1.4		—		1,226	1.4		30,965	39.5

Net income before income tax	3,867	4.3		1,988		5,855	6.5		39,815	50.7

Income tax expense	(1,539)	(1.7)		(785)		(2,324)	(2.6)		(3,791)	(4.8)

Net income	$2,328	2.6%		$1,203		$3,531	3.9%		$36,024	45.9%

Notes

(1)	Percent of Company Store revenue.
(2)	Adjustment to eliminate the effect of amortization of acquisition related intangible assets.
(3)	Adjustment to eliminate the effect of non-cash stock-based compensation expense related to stock options and restricted stock awards granted.
(4)	Adjustment to eliminate the current period expense effect of acquisition write down of our jambacard liability.
(5)	Adjustment to eliminate the effect of the acquisition write off of deferred rent balances.
(6)	Represents the combined results of operations of Jamba Juice Company and Services Acquisition Corporation International for the 12-week period ended July 25, 2006. The combined results do not include the effect of the purchase accounting adjustments resulting from the purchase of Jamba Juice Company.

PROFORMA 2007 JAMBA INC. (W/OUT PURCHASE ACCT & FAS 123R) TO COMBINED RESULTS OF OPERATIONS FOR 2006

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE 28 WEEK PERIODS ENDED JULY 24, 2007 AND JULY 25, 2006

(Unaudited)

(In thousands)	28 Week Period Ended July 24, 2007	% of Revenue		Effect of Purchase Accounting and FAS 123(R)		PROFORMA 2007 28 Week Period Ended July 24, 2007	% of Revenue		2006 Combined Results of Operations (6) 28 Week Period Ended July 25, 2006	% of Revenue
Revenue:
Company stores	$172,374	96.3%				$172,374	96.3%		$146,172	96.2%
Franchise revenue	6,621	3.7				6,621	3.7		5,787	3.8

Total revenue	178,995	100.0		—		178,995	100.0		151,959	100.0

Operating expenses:
Cost of sales	47,211	27.4	(1)			47,211	27.4	(1)	36,997	25.3 (1)
Labor costs	55,342	32.1	(1)			55,342	32.1	(1)	46,132	31.6 (1)
Occupancy costs	19,543	11.3	(1)	$(838	)(5)	18,705	10.9	(1)	15,302	10.5 (1)
Store operating expense	21,964	12.7	(1)			21,964	12.7	(1)	15,867	10.9 (1)
Depreciation and amortization	9,264	5.2		(406	)(2)	8,858	4.9		7,045	4.6
General and administrative expense	25,494	14.2		(2,052	)(3)	23,442	13.1		16,665	11.0
Store pre-opening expense	2,625	1.5				2,625	1.5		1,546	1.0
Other operating expense	2,958	1.7		(1,138	)(4)	1,820	1.0		3,376	2.2
Formation and operating costs									326	0.2

Total operating expenses	184,401	103.0		(4,434)		179,967	100.5		143,256	94.3

Income (loss) from operations	(5,406)	(3.0)		4,434		(972)	(0.5)		8,703	5.7

Other income (expense):
Gain / (loss) from derivative liability	15,480	8.6				15,480	8.6		(52,170)	(34.3)
Interest income	2,316	1.3		—		2,316	1.3		2,262	1.5
Interest expense	(135)	(0.1)		—		(135)	(0.1)		(717)	(0.5)

Total other income (expense)	17,661	9.9		—		17,661	9.9		(50,625)	(33.3)

Net income / (loss) before income tax	12,255	6.8		4,434		16,689	9.3		(41,922)	(27.6)

Income tax benefit (expense)	2,023	1.1		(1,751)		272	0.2		(3,984)	(2.6)

Net income (loss)	$14,278	8.0%		$2,683		$16,961	9.5%		$(45,906)	(30.2)%

Notes

(1)	Percent of Company Store revenue.
(2)	Adjustment to eliminate the effect of amortization of acquisition related intangible assets.
(3)	Adjustment to eliminate the effect of non-cash stock-based compensation expense related to stock options and restricted stock awards granted.
(4)	Adjustment to eliminate the current period expense effect of acquisition write down of our jambacard liability.
(5)	Adjustment to eliminate the effect of the acquisition write off of deferred rent balances.
(6)	Represents the combined results of operations of Jamba Juice Company and Services Acquisition Corporation International for the 28-week period ended July 25, 2006. The combined results do not include the effect of the purchase accounting adjustments resulting from the purchase of Jamba Juice Company.

JAMBA, INC.

RECONCILIATION OF GAAP TO PRO FORMA STORE LEVEL OPERATING INCOME

FOR THE 12 WEEK AND 28 WEEK PERIODS ENDED JULY 24, 2007 AND JULY 25, 2006

(Unaudited)

	Twelve week period ended		Twenty-eight week period ended
(In thousands)	July 24, 2007	July 25, 2006	July 24, 2007	July 25, 2006
Proforma income (loss) from operations (1) (2)	$4,629	$8,850	$(972)	$8,703

Franchise revenue	(3,396)	(2,817)	(6,621)	(5,787)
Proforma depreciation and amortization	3,837	2,915	8,858	7,045
Proforma general and administrative expense	9,580	6,755	23,442	16,665
Proforma store pre-opening expense	1,462	1,076	2,625	1,546
Proforma other operating expense	828	3,075	1,820	3,376
Formation and operating expense		102		326

Proforma store level operating income (3)	$16,940	$19,956	$29,152	$31,874

GAAP income (loss) from operations	$2,641		$(5,406)

Franchise revenue	(3,396)		(6,621)
Effect of deferred rent	359		838
Depreciation and amortization	4,013		9,264
General and administrative expense	10,491		25,494
Store pre-opening expense	1,462		2,625
Other operating expense	1,370		2,958

Proforma store level operating income	$16,940		$29,152

Notes

(1)	Proforma income (loss) from operations excludes the impact of the acquisition and non-cash stock-based compensation expenses.
(2)	See Proforma 2007 Jamba, Inc. (w/out purchase acct and FAS 123R) to Combined Results of Operations for 2006 for the 12 week and 28 week periods ended July 24, 2007 and July 25, 2006.
(3)	This includes the proforma income (loss) from operations as discussed in Note 1. Proforma store level operating income does not include franchise revenue, proforma general and administrative, proforma depreciation and amortization, pro-forma pre-opening, proforma other operating expense and formation and operating expenses.